UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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R. R. Donnelley & Sons Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend definitive proxy statement (the “Proxy Statement”) of R. R. Donnelley & Sons Company filed with the Securities and Exchange Commission on April 10, 2020  for its 2020 Annual Meeting of Stockholders to be held on Thursday, May 14, 2020.   This Amendment is being filed to correct errors in Appendix A: Reconciliation of Non-GAAP Financial Measures (the “Reconciliation”).  The Reconciliation is amended and restated in full below. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures presented in the Proxy Statement.

APPENDIX A: Reconciliation of Non-GAAP Financial Measures

Reconciliation of GAAP to Non-GAAP Income from Operations

For the Twelve Months Ended December 31, 2019

(UNAUDITED)

(in millions)

For the Twelve Months Ended December 31, 2019

GAAP basis measure	$98.6
Non-GAAP adjustments:
Restructuring, impairment and other-net(1)	135.3
Business dispositions(2)	(1.2)
All other(3)	12.5
Total Non-GAAP adjustments	146.6
Non-GAAP measure for Annual Incentive Plan payout	$245.2

(1)

Restructuring, impairment and other—net: charges incurred in the twelve months ended December 31, 2019 included non-cash charges of $98.5 million to recognize the impairment of goodwill in the logistics reporting unit; $22.3 million for employee termination costs; $16.6 million for lease termination and other restructuring charges and $2.9 million for multi-employer pension plan withdrawal obligations, partially offset by $5.0 million primarily consisting of net gains on the sale of restructured facilities.

(2)	Business dispositions: HR Committee adjustments for RRD Brazil, disposed of in the first quarter of 2019, and the GDS business, disposed of in the fourth quarter of 2019.
(3)

All other: primarily included expenses related to the ongoing SEC and DOJ investigations, an increase in reserves for an unfavorable state sales tax matter and expenses related to the ongoing bankruptcy liquidation of RRD Brazil, partially offset by gain on disposal of businesses during the twelve months ended December 31, 2019.

Reconciliation of GAAP to Non-GAAP Net Sales

For the Twelve Months Ended December 31, 2019

(UNAUDITED)

(in millions)

For the Twelve Months Ended December 31, 2019

GAAP basis measure	$6,276.2
Non-GAAP adjustments:
Business dispositions(1)	104.2
Total Non-GAAP adjustments	104.2
Non-GAAP measure for Annual Incentive Plan payout	$6,380.4

(1)	HR Committee adjustments for net sales of RRD Brazil, disposed of in the first quarter of 2019 and the GDS business, disposed of in the fourth quarter of 2019.